UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3632 – 13 St SW, Calgary AB	T2T 3R1
(Address of principal executive offices)	(Zip Code)

(403) 689-3901
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2012, FuLuCai Productions Ltd. (the “Company” or “FuLuCai”) finalized negotiations with Equine Venture Group, Inc. (“Equine”) and entered into an acquisition agreement with Equine and Equine’s sole shareholder, Jennifer Serek (“Serek”) to acquire all of the issued and outstanding shares of Equine.

Under the terms of the acquisition agreement, FuLuCai will acquire the shares of Equine by way of the issuance of a total of five million restricted shares of the common stock of the Company to Equine’s shareholder, Serek with one million shares to be issued on closing and a further one million shares to be issued on each anniversary of closing.

Further, Equine shall appoint directors and officers to the Board of Directors of FuLuCai and the Company’s current directors shall resign.  As this transaction involves the issuance of shares in regard to the acquisition the appointment and resignations shall be subject to Rule 14-f-1 of the Securities and Exchange Commission and the change in the Board of Directors shall take place 10 days after the filing of such form with the Securities and Exchange Commission.

Further to the terms of the acquisition agreement, the existing assets of the Company shall be transferred to James Durward, the Company’s current director and President in exchange for the return to treasury by James Durward of fifteen million restricted shares of common stock of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Acquisition Agreement dated June 29, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: July 5, 2012	By:	/s/ James Durward
	Name:	James Durward
`	Title:	Chief Executive Officer